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                                                                    EXHIBIT 10.1



ALL INDEBTEDNESS EVIDENCED HEREBY AND REFERENCED HEREIN IS SUBORDINATED IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL INDEBTEDNESS OWED TO FINOVA CAPITAL CORPORATION


                           NOTE MODIFICATION AGREEMENT

               THIS NOTE MODIFICATION AGREEMENT made and entered into is as of the 15th day of July 1999, by and between H. Irwin Levy (hereinafter called "Payee") and nStor Technologies, Inc., a Delaware corporation (hereinafter called "Maker").


                              W I T N E S S E T H:

        WHEREAS, Payee is the holder of a Demand Note executed by Maker dated April 1, 1999, evidencing Maker's indebtedness to Payee in the original principal amount of FIVE HUNDRED THOUSAND and 00/100ths U.S. Dollars (U.S. $500,000.00) (a copy of said Demand Note is attached hereto and incorporated herein as Exhibit "A"); and

        WHEREAS, Maker desires to borrow an additional principal amount of TWO HUNDRED FIFTY THOUSAND and 00/100ths U.S. Dollars (U.S. $250,000.00) under the attached Demand Note, and to increase the Principal Amount of the attached Demand Note to a total of SEVEN HUNDRED FIFTY THOUSAND and 00/100ths U.S. Dollars (U.S. $750,000.00); and

        WHEREAS, Payee is willing to lend Maker an additional sum of TWO HUNDRED FIFTY THOUSAND AND 00/100ths U.S. Dollars (U.S. $250,000.00) and to increase the Principal Amount of the attached Demand Note to a total Principal Amount of SEVEN HUNDRED FIFTY THOUSAND and 00/100ths U.S. Dollars (U.S. $750,000.00); and

        NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained, the sum of TEN and 00/100ths U.S. Dollars (U.S. $10.00) and other good and valuable considerations, the receipt and sufficiency whereof is hereby acknowledged, the parties do hereby agree as follows:

        1. The foregoing recitals are true and correct in all respects.

        2. The parties hereby agree that as of the 15th day of July 1999, Payee shall make available to Maker an additional principal sum of TWO HUNDRED FIFTY THOUSAND and 00/100th U.S. Dollars (U.S. $250,000.00) subject to the terms and



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conditions contained in the Demand Note, a copy of which is attached hereto and incorporated herein as Exhibit "A".

        3. The parties further agree that as of July 15, 1999, the "Principal Amount" as that term is defined in the Demand Note attached hereto and incorporated herein as Exhibit "A", shall hereinafter mean the total sum of SEVEN HUNDRED FIFTY THOUSAND and 00/100ths U.S. Dollars (U.S. $750,000.00) which Maker has made available to Payee pursuant to said Demand Note.

        4. The parties hereby agree that the Principal Amount, as hereinabove amended, which is outstanding under the line of credit, shall bear interest at the rate of ten percent (10%) per annum, payable monthly, as set forth in the attached Demand Note, until the Principal Amount of the Demand Note as hereinabove amended is paid in full.

        5. The parties hereby agree and acknowledge that all other terms and conditions as set forth in the attached Demand Note shall remain the same throughout the term of the note and shall apply to the Principal Amount of SEVEN HUNDRED FIFTY THOUSAND and/00/100ths U.S. DOLLARS (U.S. $750,000.00).

        6. The Maker hereby certifies, confirms and agrees that the Demand Note, as hereinabove modified and amended, is in full force and effect, is valid and enforceable in accordance with its terms and conditions, and is not subject to any defenses or offsets of any kind or nature whatsoever.

        7. This agreement shall be binding upon the parties hereto and their respective successors and assigns.

        IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed on the day and year first above written.



Maker:
NStor Technologies, Inc.

By:     /s/ Michael L. Wise
Name:   Michael L. Wise
Title:  Vice President


Payee:

By:     /s/ H. Irwin Levy
Name:   H. Irwin Levy